Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-98106; 333-52762; 333-81549; 333-113328; 333-120519; 333-156279; 333-154275; 333-152624; and 333-160266) and the Registration Statement on Form S-3 (No. 333-160657) of Radian Group Inc. of our report dated March 2, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this
Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 2, 2010